Exhibit 99.1

OMNIVISION REPORTS RECORD REVENUES AND EARNINGS

FOR THE THIRD QUARTER OF FISCAL 2005.

SUNNYVALE, Calif. – Feb. 28, 2005 – OmniVision Technologies, Inc. (Nasdaq: OVTI), one of the world’s leading suppliers of CMOS image sensors, today reported that in the three months ended January 31, 2005, it earned a record $21.1 million, or $0.33 per diluted share, on record revenues of $101.8 million. In the prior-year third quarter, the Company earned $17.9 million, or $0.29 per diluted share, on revenues of $93.6 million.

For the nine months ended January 31, 2005, OmniVision earned $58.7 million, or $0.94 per diluted share, on revenues of $285.1 million, compared to $37.9 million, or $0.64 per diluted share, on revenues of $218.5 million in the first nine months of fiscal 2004.

Gross profit for the third quarter of fiscal 2005 was $41.5 million, or 40.7 percent of revenues, compared to $36.9 million, or 39.5 percent of revenues, for the third quarter of fiscal 2004, and $38.2 million, or 45.3 percent of revenues, for the second quarter of fiscal 2005. As previously reported, second-quarter 2005 gross margin benefited from the favorable impact of certain non-recurring items.

“We are pleased to report both year-over-year and sequential improvements in top- and bottom-line performance,” said Shaw Hong, OmniVision’s president and chief executive officer. “The strength of our business is further reflected in the fact that we ended the quarter with cash and short-term investments totaling $315 million. Inventory at quarter-end rose to $66.9 million reflecting our determination to be in a position to meet expected customer demand, particularly for 1.3 mega-pixel products this quarter and next.”

“The transition of our entire product line to the new OmniPixel™ technology platform, announced last summer, remains on schedule,” continued Hong. “We now offer products ranging from VGA to 5-megapixel on the new platform. Our 5-megapixel sensor — which, as announced last week, is now in volume production and has achieved eight design wins since its introduction last September — remains the only CMOS sensor able to compete head-to-head with comparable CCD sensors in applications such as high-resolution digital still cameras. Our SmartSensor™ technology also shows great promise; aimed at the growing market for smart toys, it provides a low-cost solution for storing and subsequently identifying unique images, such as individuals’ faces.”

For the fourth quarter of fiscal 2005, ending April 30, 2005, the Company currently expects that diluted earnings per share will be in the range of $0.29 to $0.34 on revenues of between $93 million and $103 million.

Teleconference

At 1:30 p.m. PST (4:30 p.m. EST) today, February 28, 2005, the Company will hold a teleconference to discuss the financial results. To participate in the teleconference, please call (toll free) 877-569-7690 approximately 10 minutes prior to the start time. For international callers, the dial-in number is 706-758-0239. You may also listen live via the Internet at the Company’s web site, www.ovt.com, or at www.FullDisclosure.com.

These web sites will host an archive of the teleconference. Additionally, a playback of the call will be available for 48 hours beginning at 4:30 p.m. PST on February 28. You may access the playback by calling 800-642-1687, or for international callers 706-645-9291, and providing Conference ID number 3993350.

About OmniVision

OmniVision Technologies designs and markets high-performance semiconductor image sensors. Its OmniPixel™ and CameraChip™ products are highly integrated single-chip CMOS image sensors for mass-market consumer and commercial applications such as mobile phones, digital still cameras, security and surveillance systems, interactive video games, PCs and automotive imaging systems. Additional information is available at ww.ovt.com.

OmniVision, CameraChip, SmartSensor and OmniPixel are trademarks of OmniVision Technologies, Inc.

Safe-Harbor Statement

Certain statements in this press release, including statements relating to the Company’s expectations regarding revenue and earnings per share for the quarter ending April 30, 2005, the anticipated ability of OmniVision’s CMOS sensors to compete with comparable CCD sensors, the promise of our SmartSensor™ Technology, including its performance on market acceptance; and the expectation that the market for smart toys will continue to grow, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties actual results may differ materially from those projected. These risks and uncertainties include, without limitation, the following: the degree to which intense competition might affect the Company’s ability to compete successfully in current and emerging markets for image sensor products; risks associated with the Company’s ability to obtain design wins from camera, mobile phone and other image sensor device manufacturers, which could inhibit the Company’s ability to sustain and grow its business; risks associated with wafer manufacturing yields and other manufacturing processes, which could materially and adversely affect the Company’s revenue and earnings and its ability to satisfy customer demand; risks associated with the development of current and emerging markets for CMOS image sensor products, generally, and the Company’s products, specifically, which could result in lower revenue and earnings and adversely affect the Company’s business and prospects; risks associated with the Company’s ability to accurately forecast customer demand for its products, which could impair the Company’s ability to meet customer demand for its image sensor products and could also result in excess inventory; risks associated with the development, production, introduction and marketing of new products and technology, including the 5-megapixel CameraChip product and the Company’s new OmniPixel technology, which would adversely affect the Company’s ability to compete successfully in the CMOS image sensor market; the Company’s dependence upon a few key customers, the loss of one or more of which could materially and adversely affect the Company’s business and results of operations; uncertainties associated with the Company’s decision to restate certain of its fiscal 2004 quarterly results of operations; the Company’s ability to strengthen its internal controls over financial reporting and maintain an adequate level of financial processes and controls; a decline in the average selling price of the Company’s products, which could result in a decline in the Company’s revenue and gross margins; and the other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent annual report filed on Form 10-K, as amended, and in the Company’s most recent quarterly report filed on Form 10-Q. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Contact:

OmniVision Technologies, Inc.

Peter V. Leigh, CFO

408-542-3000

Silverman Heller Associates

Philip Bourdillon/Gene Heller

310-208-2550

(financial tables follow)

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	January 31, 2005	April 30, 2004
ASSETS

Current assets:
Cash and cash equivalents	$214,761	$124,653
Short-term investments	99,803	90,558
Restricted cash	—	1,072
Accounts receivable, net	52,744	53,513
Inventories	66,864	38,802
Refundable and deferred income taxes	6,385	6,518
Prepaid expenses and other assets	2,852	2,626

Total current assets	443,409	317,742

Property, plant and equipment, net	19,747	20,622
Long-term investments	8,433	7,110
Other non-current assets	2,623	362

Total assets	$474,212	$345,836

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$68,986	$25,923
Accrued expenses and other liabilities	11,110	9,805
Accrued income taxes payable	22,827	1,295
Deferred revenue	7,332	8,800

Total current liabilities	110,255	45,823

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 56,788 and 56,212 shares issued and outstanding	57	56
Additional paid-in capital	254,610	249,405
Deferred compensation related to stock options	—	(20)
Accumulated other comprehensive loss	(15)	(4)
Retained earnings/accumulated	109,305	50,576

Total stockholders’ equity	363,957	300,013

Total liabilities and stockholders’ equity	$474,212	$345,836

Certain prior-period amounts have been reclassified to conform with current-period presentations.

OMNIVISION TECHNOLOGIES, INC.

CONDENSED INCOME STATEMENTS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 31, 2005	January 31, 2004	January 31, 2005	January 31, 2004
Revenues	$101,833	$93,613	$285,076	$218,450
Cost of revenues	60,370	56,668	165,651	134,553

Gross profit	41,463	36,945	119,425	83,897

Operating expenses:
Research and development	6,316	4,065	18,160	10,818
Selling, general and administrative	6,779	5,509	20,953	15,903
Stock compensation charge	321	810	876	1,006

Total operating expenses	13,416	10,384	39,989	27,727

Income from operations	28,047	26,561	79,436	56,170
Interest income (expense), net	1,234	511	2,132	1,281

Income before income taxes	29,281	27,072	81,568	57,451
Provision for income taxes	8,198	9,204	22,839	19,533

Net income	$21,083	$17,868	$58,729	$37,918

Net income per share:
Basic	$0.37	$0.33	$1.04	$0.73

Diluted	$0.33	$0.29	$0.94	$0.64

Shares used in computing net income per share:
Basic	56,710	54,652	56,501	51,877

Diluted	63,457	60,850	62,556	58,835

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